EXHIBIT 10.2

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE TIPTREE INC. 2017 OMNIBUS INCENTIVE PLAN

Name of Participant:	[●]
Number of Shares subject to the Option:	[●]
Grant Date:	[●], 20[●]
Exercise Price Per Share:	$[●]
Expiration Date	The earlier to occur of: (i) [●]; and (ii) the date of the termination of the Participant’s service with the Company for Cause or the Participant’s voluntarily termination of service with the Company.

This Stock Option Agreement (this “Agreement”) is between Tiptree Inc., a Maryland corporation (the “Company”), and the Participant named above.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Grant of the Option. On the Grant Date, the Company grants to the Participant an option to purchase, on the terms and conditions hereinafter set forth and in accordance with the terms of the Company’s 2017 Omnibus Incentive Plan (the “Plan”), all or any part of that number of shares of the Company’s Class A Common Stock, par value $0.001 per share (“Shares”) indicated above (the “Option”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Vesting. Subject to the terms and conditions of this Agreement, the Option shall be subject to both a time-based vesting requirement and a performance-based vesting requirement as set forth below:
(a)    Time-Based Vesting Requirement. The Option shall satisfy the time-based vesting requirement with respect to one-third (1/3rd) of the Shares subject to the Option on each of the third, fourth and fifth year anniversaries of the Grant Date (each such anniversary, a “Time Vesting Date”), subject to the Participant’s continued service with the Company on each Time Vesting Date (the “Time Requirement”).
(b)    Performance-Based Vesting Requirement. The Option shall satisfy the performance-based vesting requirement upon the achievement at any time prior to the Expiration Date, the Shares have a 20-day volume weighted average per share price plus the sum of actual cash dividends paid following issuance of the Option that exceeds $[●], the per Share book value on an as exchanged basis (as reported in the Company’s filings with the Securities and Exchange Commission) on December 31, 20[●] (the “Performance Requirement”).
For purposes of this Agreement, service with the Company means the Participant’s continued service as an employee of, or officer or other service provider with, the Company, any parent or subsidiary of the Company or any other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including Tricadia Holdings, L.P. The Participant’s service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company regardless of whether pay is suspended during such leave.
(c)    The portion of the Option, which has become vested and exercisable as described above, is hereinafter referred to as the “Vested Portion.”
3.    Effect of Termination of Employment.
(a)    If the Participant’s service with the Company is terminated due to the Participant’s death or by the Company due to the Participant’s Disability (as defined below), the Option shall remain outstanding until the Expiration Date and the Time Requirement shall be deemed satisfied, however, the Option shall remain subject to the Performance Requirement.
(b)    If the Participant’s service with the Company is terminated by the Company without Cause (as defined below), the Option shall remain outstanding until the Expiration Date and the Time Requirement shall be deemed satisfied, however, the Option (i) shall remain subject to the Performance Requirement and (ii) shall be forfeited in the event that the Participant engages in Competition (as defined below).
(c)    If the Participant’s service with the Company is terminated by the Company for Cause or the Participant voluntarily terminates his service with the Company, the Option, including the Vested Portion, shall be forfeited.
(d)    “Cause” shall mean any one of the following (i) any event constituting “Cause” as defined in any employment agreement or similar agreement, if any, then in effect between the Participant and the Company or any of its Affiliates, (ii) the Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (iii) the Participant’s failure to substantially perform his duties to the Company or any of its Affiliates (iv) the Participant’s repeated dishonesty in the performance of his duties to the Company or any of its Affiliates, (v) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (vi) the Participant’s material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or any of its Affiliates.
(e)    “Competition” shall mean the Participant engaging in, participating in, carrying on, owning, or managing, directly or indirectly, either for himself or as a partner, stockholder, officer, director, employee, agent, independent contractor, representative, co-venturer, or consultant (whether compensated or not) of/with any person, partnership, corporation, or other enterprise that is a Competitive Business.
(f)    “Competitive Business” shall mean (i) an asset management business of similar size and scope as the Company (a “Competitor”); provided that an asset management business shall be excluded from the definition of Competitor if (A) the average assets under management of that business over the three (3) years prior to the Date of Termination is equal to or exceeds the greater of (x) $5.0 billion and (y) 120% of the assets under management of, and assets owned by, the Company on the date of the termination of the Participant’s service with the Company, and (B) that such entity has reported EBITDA (or other similar measure) equal to or exceeding 120% of Adjusted EBITDA as publicly reported by the Company in each case as most recently reported prior to the date of the termination of the Participant’s service with the Company; or (ii) a business of similar size and scope as, and providing similar products or services to, any subsidiary of the Company, including, if applicable, an asset management subsidiary, which represents more than 20% of the Adjusted EBITDA as publicly reported by the Company, but only if such subsidiary is not being treated as a discontinued operation under GAAP or in the process of being sold or otherwise wound down as of the date of the termination of the Participant’s service with the Company (a “Material Subsidiary Competitor”); provided, however, that the foregoing shall not prohibit the Participant from (i) after the termination of the Participant’s service with the Company, performing services for an entity that is engaged in a Competitive Business, so long as the Participant is not providing services in a material way for that part of the business that is engaged a Competitive Business and that part of the business that constitutes a Competitive Business does not represent 20% or more of the earnings of such entity; or (ii) being a passive owner of not more than 2% of the outstanding stock of any class of a corporation or other business entity which is publicly traded.
(g)    “Disability” shall have the meaning as defined under the Company’s long-term disability plan or policy that covers the Participant, or, in the event that the Company has no long-term disability plan or policy covering the Participant, “Disability” shall have the same meaning as defined under Section 409A of the Code.
4.    Effect of a Change in Control. In the event of a Change in Control, the Time Requirement shall be deemed satisfied. If the Option is assumed by a successor entity in connection with the Change in Control, the Option shall remain outstanding until the Expiration Date to the extent not previously terminated or forfeited, and shall vest upon the achievement of the Performance Requirement. If the Option is not assumed by a successor in connection with the Change in Control, to the extent not previously terminated or forfeited, the Option shall become immediately exercisable with respect to all of the Shares subject to the Option upon the Change in Control.
5.    Exercise of Option.
(a)    Period of Exercise. Subject to the provisions of this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date. Following the Expiration Date, the Option, including the Vested Portion, shall be cancelled immediately, automatically, and without consideration of further action.
(b)    Method of Exercise.
(i)    Subject to Section 5(a), the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise. The Option may be exercised in whole or in part, with respect to whole Shares only. Shares purchased upon the exercise of the Option shall be paid for in full at the time of purchase. Such payments shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv)  by withholding Shares otherwise issuable in connection with the exercise of the Option, or (v) a combination of any of the foregoing, in accordance with procedures to be established by the Committee. Shares used as payment of the Exercise Price shall be valued at their Fair Market Value determined on the date of exercise, or if such date is not a business day, as of the close of the business day immediately preceding such date.
(ii)    Notwithstanding any other provision of this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)    Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue to the Participant such Shares within ten (10) days following such determination. Such Shares may be delivered to the Participant either by book-entry registration or in the form of a certificate or certificates, registered in the Participant’s name or in the names of the Participant’s legal representatives, beneficiaries or heirs, as applicable. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities. The Participant shall have no further rights with regard to the exercised portion of the Option once the underlying Shares have been delivered to the Participant.
(iv)    In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by shall or by the laws of descent and distribution as the case may be, to the extent set forth in Section 5(a). Any of the Participant’s heirs or legatees shall take rights herein granted subject to the terms and conditions hereof.
6.    Adjustments. In the event of any change in the outstanding Shares after the Grant Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Option, (ii) the Exercise Price, (iii) the Performance Requirement, and/or (iv) any other affected terms of the Option.
7.    Transfer Restrictions.
(a)    Notwithstanding anything to the contrary in this Agreement, the Option may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant. The Committee shall have the authority, in its discretion, to accelerate the time at which any portion or the entire Option vests.
(b)    No transfer by will or the applicable laws of descent and distribution of any Shares which are issuable to upon exercise of the Option by reason of the Participant’s death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
8.    Taxes.
(a)    The Participant acknowledge that the Participant shall consult with the Participant’s own tax advisor regarding the federal, state and local tax consequences of the grant of the Option, payment of dividend equivalents on the Option, the vesting of the Option and issuance of Shares to the Participant upon exercise of the Option and any other matters related to this Agreement. The Participant is relying solely on the Participant’s advisors and not on any statements or representations of the Company or any of its agents. The Participant understand that the Participant is solely responsible for the Participant’s own tax liability that may arise as a result of this grant or any other matters related to this Agreement.
(b)    In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all income and payroll taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant at the minimum required withholding rate.
(c)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Participant may elect to satisfy any applicable tax withholding obligations arising from the receipt or exercise of the Option by:
(i)    delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),
(ii)    having the Company withhold a portion of the Shares to be issued to the Participant upon exercise of the Option having a Fair Market Value equal to the minimum tax withholding amount for such taxes, or
(iii)    delivering to the Company Shares having a Fair Market Value equal to the minimum tax withholding amount for such taxes. The Company shall not deliver any fractional Share but shall pay, in lieu thereof, the Fair Market Value of such fractional Share. The Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.
9.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Participant upon request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Right to Continued Service. Nothing in this Agreement or the Plan shall be construed as giving the Participant the right to be retained as an employee, officer or other service provider to the Company. In addition, the Company may at any time dismiss the Participant from service free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)    Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)    Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(f)    Section 409A. The Option is intended to constitute a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.
(g)    Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares issuable or transferable upon exercise of the Option until the date that the Shares are issued to the Participant. Except as otherwise expressly provided in the Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are issued to the Participant.
(h)    Clawback. If the Company’s 20[●] financials are restated and it is found that the Participant’s misconduct led to the restatement, the Option granted hereunder may be forfeited and Shares received by the Participant upon exercise of an Option or proceeds received by the Participant upon the sale of Shares received upon exercise of an Option may be recovered by the Company in an amount determined by the Committee and to the maximum extent required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)    Nature of Payments. This Agreement is in consideration of services performed or to be performed for the Company or any subsidiary, division or business unit of the Company. Any income or gain realized pursuant to this Agreement shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable subsidiary.
(j)    Governing Law. The internal law, and not the law of conflicts, of the State of Maryland shall govern all questions concerning the validity, construction and effect of this Agreement.
(k)    Notices. The Participant shall send all written notices regarding this Agreement or the Plan to the Company at the following address:
Tiptree Inc.
780 Third Avenue
21st Floor
New York, New York 10017
Attn:    General Counsel
Email: legal@tiptreeinc.com
(l)    Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

**Signature Page Follows**

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.
TIPTREE INC.

By:
Name:
Title:
ACKNOWLEDGED AND AGREED
By:
Name:
Dated: